EXHIBIT 10.1
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            EMPLOYMENT AGREEMENT dated as of November 26, 2004, between
NETWORK-1 SECURITY SOLUTIONS, INC., a Delaware corporation with its principal office located at 445 Park Avenue, Suite 1028, New York, New York 10022 (the "COMPANY"), and COREY M. HOROWITZ residing at 1085 Park Avenue, New York, New York 10128 (the "EXECUTIVE").

            The Company desires to enter into this Agreement in order to assure itself of the continued services of Executive, and Executive desires to accept continued employment with the Company, upon the terms and conditions hereinafter set forth.

            NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties agree as follows:

            SECTION 1. EMPLOYMENT. The Company hereby employs Executive, and Executive hereby accepts employment by the Company, upon the terms and conditions hereinafter set forth.

            SECTION 2. TERM. The employment of Executive hereunder shall be for a period commencing on November 26, 2004 (the "COMMENCEMENT DATE") and ending on the second anniversary of the Commencement Date (the "TERM") or such earlier date upon which the employment of the Executive shall terminate in accordance with the provisions hereof. The period commencing on the Commencement Date and ending on the date of termination of Executive's employment hereunder shall be called the "TERM OF EMPLOYMENT" for Executive, and the date on which the Executive's employment hereunder shall terminate shall be called the "TERMINATION DATE."

            SECTION 3. DUTIES. During the Term of Employment, Executive shall be employed as Chairman and Chief Executive Officer of the Company and will act in accordance with, and be subject to the policies and procedures as may be duly adopted by the Board of Directors (the "BOARD") from time to time. Executive shall perform such duties as are consistent therewith as the Board shall designate. Executive will be responsible for the management and operations of all aspects of the Company's business, including licensing of the Company's patents, patent acquisitions, and finance and administration. Executive will also have direct and exclusive responsibility, subject to Board of Directors policies and resolutions as noted above, for all current and future budget and staff, and profit and loss accountability for the Company in its entirety. Executive shall use his best efforts to perform well and faithfully the foregoing duties and responsibilities. In addition, Executive shall continue to serve as Chairman of the Board and shall be nominated during the Term of Employment on an annual basis as a director (subject to election by the stockholders of the Company). On the Termination Date, if Executive is no longer employed by the Company, he agrees to submit his resignation as a Board member if requested by the Company. For purposes of this Agreement, so long as Executive shall serve as a member of the Board, any references herein to decisions or determinations to be made by the Board with respect to Executive (including, without limitation, matters relating to compensation and termination) shall be made by a majority of the then members of the Board excluding Executive, who shall recuse himself and abstain from voting with respect to any such matters.
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            SECTION 4. TIME TO BE DEVOTED TO EMPLOYMENT. During the Term of
Employment, Executive shall devote substantially all of his business time, attention and energies to the business of the Company except that Executive shall be permitted to conduct other business activities so long as such activities do not, in the reasonable judgment of the Board, conflict or interfere with the duties of Executive hereunder, whether or not such activity is pursued for gain, profit or other pecuniary advantage.

            SECTION 5. COMPENSATION.

            (a) The Company shall pay to Executive an initial annual base salary of $250,000 (the "BASE SALARY") during the first year of the Term of Employment, payable in such installments (but not less often than monthly) as is generally the policy of the Company with respect to its executive officers. The Base Salary shall be increased by 10% on the one year anniversary of the Commencement Date.

            (b) (i) In addition to the Base Salary set forth in paragraph 5(a) above, during the Term of Employment, Executive shall receive incentive compensation ("BONUS COMPENSATION") in an amount equal to 5% of the Company's royalties or other payments actually received from licensing its patented technologies whether payable to the Company in the form of cash or securities (the "ROYALTY BONUS COMPENSATION"). The Royalty Bonus Compensation shall be paid to Executive within ten (10) days of the Company's actual receipt of the royalties. In addition, during the Term of Employment, Executive shall also be entitled to Bonus Compensation equal to 5% of the gross proceeds from (i) the sale of any of the Company's patents, and (ii) the merger of the Company with or into another corporation or entity with the result that the then existing stockholders of the Company hold less than 50% of the combined voting power of the then outstanding securities of the surviving entity in such transaction (the "Merger"); provided, that, at the time of the Merger substantially all of the assets of the Company (exclusive of cash) shall consist of the Company's patents and license agreements with respect to the patents. For purposes hereof, gross proceeds from a Merger shall include the total proceeds and other consideration paid or received in connection with the Merger including cash, securities or other assets. Such Bonus Compensation shall be paid within ten (10) days of the closing of any such transaction.

            (ii) The Royalty Bonus Compensation shall continue to be paid to Executive for a period of five (5) years following the Term of Employment with respect to licenses entered into by the Company with third parties during the Term of Employment, provided, that, Executive's employment has not been terminated by the Company for Cause as defined in Section 9(a) hereof or terminated by Executive without Good Reason as defined in Section 10 hereof.

            SECTION 6. EQUITY.

            (a) The Company recognizes that equity participation in the Company through the grant of options is essential to induce Executive to agree to provide the services pursuant to this Agreement. Accordingly, on the Commencement Date the Company shall grant to Executive five (5) year stock options to purchase an aggregate of 1,500,000 shares of the Company's Common Stock (the "OPTIONS"). The Options shall consist of (i) an incentive stock option, issued under the Company's Stock Option Plan, to purchase 400,000 shares of Common Stock (the "ISO Option")

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and an option to purchase 1,100,000 shares of Common Stock (the "Non-Plan
Option"). The exercise price per share of the ISO Option shall equal 110% of the fair market value of the Company's Common Stock on the date of grant and the exercise price of the Non-Plan Option shall be $.25 per share. The form of Options are attached as EXHIBIT A hereto. The ISO Option shall vest 50% on the date of grant and 50% on the first anniversary from the date of grant. The Non-Plan Option shall vest on the date of issuance. Following the issuance of the Options, when aggregated with the prior options and warrants owned by Executive and CMH Capital Management Corp. ("CMH"), an entity owned by Executive, Executive's ownership in the Company represented by all options and warrants owned by him and CMH (exclusive of ownership of common stock) as of the date hereof will be equal to 23.07% of the Company's outstanding securities on a fully diluted basis (assuming the exercise and conversion of all outstanding options, warrants and convertible securities but excluding warrants to purchase up to 1,352,048 shares of Common Stock which expire on December 22, 2004; provided, that the expiration date of such warrants are not extended by the Company (the "DERIVATIVE OWNERSHIP PERCENTAGE"). A list of all options and warrants owned by Executive and CMH including the Options issued pursuant to this Section 6(a), together with the Company's outstanding securities on a fully diluted basis is attached as EXHIBIT B. The Company agrees to file an amendment to the Company's Registration Statement on Form S-8 within ninety (90) days of the Commencement Date to register the shares underlying all options and warrants owned by Executive and CMH (including the Options) issued pursuant to this
Section 6(a) (as hereof).

            (b) At anytime during the period ended December 31, 2005, in the event that the Company completes a financing (either a single transaction or series of transactions) consisting of the issuance of common stock or any other securities convertible or exercisable into common stock, Executive shall receive (at the closing of such financing) from the Company, at the same price as the securities issued in the financing, such number of additional options to purchase Common Stock so that Executive maintains his Derivative Ownership Percentage. Such additional options to be issued to Executive shall immediately vest on the date of grant and shall contain substantially the same provisions as the Options issued pursuant to Section 6(a) hereof.

            SECTION 7. BUSINESS EXPENSES; BENEFITS.

            (a) The Company shall reimburse Executive, in accordance with the practice from time to time for executive officers of the Company, for all reasonable and necessary expenses and other disbursements incurred by Executive for or on behalf of the Company in the performance of Executive's duties hereunder. Executive shall provide such appropriate documentation of expenses and disbursements as may from time to time be required by the Company.

            (b) During the Term of Employment, Executive shall be entitled to four (4) weeks vacation per year.

            (c) During the Term of Employment, Executive shall be entitled to participate in the group health, life, dental and disability insurance benefits, and retirement plan benefits made available from time to time for its executive officers and other employees.

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            SECTION 8. INVOLUNTARY TERMINATION.

            (a) If Executive is incapacitated or disabled to the extent he cannot perform his duties under this Agreement for twelve (12) consecutive weeks, or for a cumulative total of six (6) months in any calendar year (such condition being hereinafter referred to as a "DISABILITY"), the Term of Employment and employment of the Executive under this Agreement shall cease (such termination, as well as a termination under Section 8(b), being hereinafter referred to as an "INVOLUNTARY TERMINATION") and Executive shall be entitled to receive the benefits payable under any disability policy maintained by the Company on his behalf and in accordance with Section 11(b) hereof.

            (b) If Executive dies during the Term of Employment, the Term of Employment and Executive's employment hereunder shall cease as of the date of the Executive's death and Executive shall be entitled to receive the benefits payable in accordance with Section 11 (b) hereof.

            SECTION 9. TERMINATION BY THE COMPANY.

            (a) TERMINATION FOR CAUSE. The Company may terminate the Term of Employment and the employment of the Executive hereunder at any time for Cause (as hereinafter defined) (such termination being referred to herein as a "TERMINATION FOR CAUSE") by giving Executive written notice of such termination, effective immediately upon the giving of such notice to Executive. As used in this Agreement, "CAUSE" means the Executive's (a) commission of an act (i) constituting a felony or (ii) involving fraud, moral turpitude, theft or dishonesty which is not a felony and which materially adversely affects the Company or could reasonably be expected to materially adversely affect the Company, (b) repeated failure to be reasonably available to perform his duties (other than as a result of illness or incapacity), which, if curable, shall not have been cured within 30 days of written notice thereof from the Company, (c) repeated failure to follow the lawful directions of the Board, which, if curable, shall not have been cured within 30 days of written notice thereof from the Company, or (d) material breach of the terms and provisions of this Agreement or any agreement with the Company which, if curable, shall not have been cured within 30 days of written notice thereof from the Company.

            (b) TERMINATION OTHER THAN FOR CAUSE. The Company may terminate the Term of Employment and the employment of Executive hereunder at any time other than for Cause as defined in Section 9(a) above (such termination shall be defined as a "TERMINATION OTHER THAN FOR CAUSE") by giving Executive written notice of such termination, which notice shall be effective thirty (30) days after the giving of such notice or such later date set forth therein.

            SECTION 10. TERMINATION BY EXECUTIVE. If at any time during the Term of Employment, Executive elects to terminate Executive's employment with the Company (other than for "GOOD REASON", as defined below), then the Company's obligations to Executive under this Agreement shall be as set forth in Section 11(e) hereof and such termination by Executive shall constitute a breach of this Agreement. If Executive elects to terminate Executive's employment with the Company for Good Reason, then the Company shall pay Executive the amounts set forth in Section 11(d) hereof. For the purpose of this Section, "Good Reason" means (i) any material diminution of duties inconsistent with Executive's title, authority, duties and responsibilities as

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Chairman and Chief Executive Officer; (ii) any reduction of or failure to pay
Executive compensation provided for herein, which non-payment continues for a period of thirty (30) days following written notice to the Company by Executive of such non-payment, except to the extent Executive consents in writing to any reduction, deferral or waiver of compensation; (iii) any relocation of the principal location of Executive's employment more than 75 miles from the Corporation's current headquarters in New York, New York without Executive's prior written consent; or (iv) any material violation by the Company of its obligations under this Agreement that is not cured (if curable) within thirty
(30) days after receipt of notice thereof.

            SECTION 11. EFFECT OF TERMINATION.

            (a) Upon the termination of the Term of Employment and Executive's employment hereunder due to a Termination for Cause (as defined in Section 9(a) above), Executive shall not have any further rights or claims against the Company under this Agreement, except the right to receive (i) the unpaid portion, if any, of (a) the Base Salary provided for in Section 5(a), computed on a pro rata basis through the Termination Date and (b) Bonus Compensation provided for in Section 5(b) earned prior to the Termination Date, (ii) any unpaid accrued benefits of Executive, (iii) reimbursement for any expenses for which Executive shall not have been reimbursed as provided in Section 7(a), and
(iv) Executive's rights under the vested portion of any options or warrants issued to Executive and CMH by the Company including the Options issued in accordance with Section 6(a) hereof, (collectively, the "AGGREGATE DERIVATIVE SECURITIES").

            (b) Upon the termination of Executive's employment hereunder due to an Involuntary Termination, neither Executive nor his beneficiary or estate shall have any further rights or claims against the Company under this Agreement except the right to receive (i) the amounts set forth in Section 11(a), (ii) Bonus Compensation in accordance with Section 5(b)(ii), and (iii) the additional vesting of all of the Aggregate Derivative Securities that would have vested twelve (12) months from the date of Involuntary Termination.

            (c) Upon the termination of Executive's employment upon a Termination Other Than for Cause (as defined in Section 9(b) above), neither Executive nor his beneficiary nor his estate shall have any rights or claims against the Company except to receive (i) the amounts set forth in 11(b), and
(ii) a severance equal to twelve (12) months Base Salary as in effect at the time of the Termination Other Than for Cause, such sum to be paid in a lump sum payment upon termination.

            (d) Upon the termination of Executive's employment by Executive for Good Reason (as defined in Section 10 above), neither Executive nor his beneficiary or estate shall have any further rights or claims against the Company under this Agreement, except the right to receive the amounts set forth in Section 11(c).

            (e) Upon the termination of Executive's employment by Executive (other than for Good Reason), neither Executive nor his beneficiary or estate shall have any further rights or claims against the Company under this Agreement, except the right to receive the amounts set forth in Section 11(a).

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            SECTION 12. INSURANCE. The Company may, for its own benefit, in its sole discretion, and at its sole cost and expense, maintain "key-man" life and disability insurance policies covering Executive. Executive will cooperate with the Company and provide such information or other assistance as the Company may reasonably request in connection with the Company's obtaining and maintaining such policies.

            SECTION 13. DISCLOSURE OF INFORMATION. Executive will not, either during the Term of Employment or at any time thereafter, divulge, publish, communicate, furnish or make accessible to anyone (other than in furtherance of the purposes of the Company) any knowledge or information with respect to the Company's confidential, secret or proprietary information or assets, or with respect to any other confidential, secret or proprietary aspects of the business, activities or intellectual property of the Company including, without limitation, (a) patents and related intellectual property, terms of patent acquisition contracts or licensing arrangements, or other technical data pertaining to the Company's patents and intellectual property (whether or not subject to patent, trademark or copyright protection) or (b) business strategies and plans including, but not limited to, potential patent acquisitions; except as such items set forth in clauses (a) and (b) above may already be in the public domain through no fault of Executive (all of the foregoing items set forth in clauses (a) and (b) being referred to herein collectively as "CONFIDENTIAL PROPERTY") or except as otherwise required by law. In the event that Executive becomes legally compelled to disclose any Confidential Property, Executive shall advise the Company as soon as practicable so that the Company may seek a protective order or other appropriate remedy. In addition, Executive agrees to cooperate in the Company's effort, at the Company's expense, to obtain a protective order or other appropriate remedy. Upon the termination of the Term of Employment, Executive shall return to the Company all property (including Confidential Property) of the Company (or any subsidiary or affiliate thereof) then in the possession of Executive and all books, records, computer tapes or discs and all other material containing non-public information concerning the business or affairs of the Company or any subsidiary or affiliate thereof.

            SECTION 14. RIGHT TO INVENTIONS. (a) Executive shall promptly disclose, grant and assign to the Company for its sole use and benefit any and all marks, designs, logos, inventions, improvements, technical information and suggestions relating in any way to the business conducted by the Company, which he may develop or which may be acquired by Executive during the Term of Employment (whether or not during usual working hours), together with all trademarks, patent applications, letters, patent, copyrights and reissues thereof that may at any time be granted for or upon any such mark, design, logo, invention, improvement or technical information (collectively, "INVENTIONS"). In connection therewith, Executive shall (at the Company's sole cost and expense) take all actions reasonably necessary or desirable to assign and/or confirm the assignment of any Invention to the Company.

            (b) To the extent any of the rights, title and interest in and to Inventions cannot be assigned by Executive to the Company, Executive hereby grants to the Company an exclusive, royalty-free, transferable, irrevocable, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to practice such non-assignable rights, title and interest. To the extent any of the rights, title and interest in and to Inventions can be neither assigned nor licensed by Executive to the Company, Executive hereby irrevocably waives and agrees never to assert such non-assignable and non-licensable rights, title and interest against the Company or any of the Company's

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successors in interest to such non-assignable and non-licensable rights.
Executive hereby grants to the Company or the Company's designees a royalty free, irrevocable, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to practice all applicable patent, copyright, moral right, mask work, trade secret and other intellectual property rights relating to any prior inventions which Executive incorporates, or permits to be incorporated, in any Inventions. Notwithstanding the foregoing, Executive agrees that he will not incorporate, or permit to be incorporated, any prior inventions of Executive in any Inventions without the Company's prior written consent.

            SECTION 15. FUTURE INNOVATIONS. Executive recognizes that Inventions or Confidential Property relating to his activities while working for the Company and conceived, reduced to practice, created, derived, developed, or made by Executive, alone or with others, within three (3) months after termination of his employment may have been conceived, reduced to practice, created, derived, developed, or made, as applicable, in significant part while employed by the Company. Accordingly, Executive agrees that such Inventions or Confidential Property shall be presumed to have been conceived, reduced to practice, created, derived, developed, or made, as applicable, during his employment with the Company and are to be promptly assigned to the Company unless and until Executive has established the contrary by written evidence satisfying the clear and convincing standard of proof.

            SECTION 16. COOPERATION IN PERFECTING RIGHTS TO PROPRIETARY INFORMATION AND INNOVATIONS.

            (a) Executive agrees to perform, during and after his employment, all acts deemed necessary or desirable by the Company to permit and assist the Company (during any period after Executive's termination of employment with the Company, subject to Executive's obligations to his then employer, if any), at the Company's expense, in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world in the Inventions or Confidential Property assigned or licensed to, or whose rights are irrevocably waived and shall not be asserted against, the Company under this Agreement. Such acts may include, but are not limited to, execution of documents and assistance or cooperation (i) in the filing, prosecution, registration, and memorialization of assignment of any applicable patents, copyrights, mask work, or other applications, (ii) in the enforcement of any applicable patents, copyrights, mask work, moral rights, trade secrets, or other proprietary rights, and (iii) in other legal proceedings related to the Inventions or Confidential Property.

            (b) In the event that the Company is unable (after reasonable efforts) to secure Executive's signature to any document required to file, prosecute, register, or memorialize the assignment of any patent, copyright, mask work or other applications or to enforce any patent, copyright, mask work, moral right, trade secret or other proprietary right under any Inventions (including derivative works, improvements, renewals, extensions, continuations, divisionals, continuations in part, continuing patent applications, reissues, and reexaminations thereof), Executive hereby irrevocably designates and appoints the Company and the Company's duly authorized officers and agents as his agents and attorneys-in-fact to act for and on his behalf and instead of him, (i) to execute, file, prosecute, register and memorialize the assignment of any such application, (ii) to execute and file any documentation required for such enforcement, and (iii) to do

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all other lawfully permitted acts to further the filing, prosecution, registration, memorialization of assignment, issuance, and enforcement of patents, copyrights, mask works, moral rights, trade secrets or other rights under Inventions, all with the same legal force and effect as if executed by Executive.

            SECTION 17. RESTRICTIVE COVENANT.

            (a) The Company is in the business of pursuing licensing opportunities related to its patented technologies with third parties who the Company believes are infringing its patents and intellectual property or who may require a license for future products, and which business strategy may require the Company to commence patent infringement lawsuits against third parties (the "BUSINESS"). Executive acknowledges and recognizes that the Business may be conducted throughout the world, and Executive further acknowledges and recognizes the highly competitive nature of the Company's Business. Accordingly, in consideration of the premises contained herein, the consideration to be received hereunder and the Options granted to Executive in accordance with
Section 6 hereof, Executive shall not, during the Non-Competition Period (as defined below): (i) directly or indirectly engage, whether or not such engagement shall be as a partner, stockholder, officer, director, affiliate or other participant, in any Competitive Business (as defined below), or represent in any way any Competitive Business, whether or not such engagement or representation shall be for profit, (ii) interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Company and any other person or entity, including, without limitation, any customer, supplier, employee or consultant of the Company, (iii) induce any employee of the Company to terminate his employment with the Company or to engage in any Competitive Business in any manner described in the foregoing clause (i), or (iv) affirmatively assist or induce any other person or entity to engage in any Competitive Business in any manner described in the foregoing clause (i). Anything contained in this Section 17 to the contrary notwithstanding, an investment by Executive in any publicly traded company in which Executive and his affiliates exercise no operational or strategic control and which constitutes less than 5% of the capital of such entity shall not constitute a breach of this Section 17.

            (b) As used herein, "Non-Competition Period" shall mean the period commencing on the date hereof and terminating on the Termination Date; provided, however, that (i) if the Term of Employment shall have been Terminated Other Than For Cause by the Company pursuant to Section 9(b) hereof, then the "Non-Competition Period" shall mean the period commencing on the date hereof and ending twelve (12) months thereafter; provided Executive is paid the twelve (12) months Base Salary as provided in Section 11(c) hereof and (ii) if the Term of Employment shall have been terminated for Cause by the Company pursuant to
Section 9(a) hereof or without Good Reason pursuant to Section 10 hereof, then the "Non-Competition Period" shall mean the period commencing on the date hereof and ending on the second anniversary of the Termination Date. "Competitive Business" shall mean any entity throughout the world (i) utilizing or pursuing licensing opportunities related to patented technologies competitive with the Company's patents, (ii) any entity in which the Company has acquired patents from and/or entered into a license agreement or similar arrangement relating to the Company's patented technologies and (iii) any entity engaged in a business competitive with any business then engaged in by the Company; provided, that, Executive may render services for (either as an employee or independent consultant) for any entity under (i), (ii), or (iii) above in this Section 17(b) so long as his duties and

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responsibilities for entities have nothing to do with any business directly or indirectly related to the Company's patents.

            (c) Executive understands that the foregoing restrictions may limit his ability to earn a livelihood in a business similar to the business of the Company, but he nevertheless believes that he has received and will receive sufficient consideration and other benefits as an employee of the Company and as otherwise provided hereunder and pursuant to other agreements between the Company and Executive to justify clearly such restrictions which, in any event (given his education, skills and ability), Executive does not believe would prevent him from earning a living.

            SECTION 18. ENFORCEMENT; SEVERABILITY; ETC. It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to (a) delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made or (b) otherwise to render it enforceable in such jurisdiction.

            SECTION 19. REMEDIES. Executive acknowledges and understands that the provisions of this Agreement are of a special and unique nature, the loss of which cannot be adequately compensated for in damages by an action at law, and that the breach or threatened breach of the provisions of this Agreement would cause the Company irreparable harm. In the event of a breach or threatened breach by Executive of the provisions of this Agreement, the Company shall be entitled to an injunction restraining him from such breach. Nothing contained in this Agreement shall be construed as prohibiting the Company from or limiting the Company in pursuing any other remedies available for any breach or threatened breach of this Agreement.

            SECTION 20. NOTICES. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by a nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

if to the Company, to:         Network-1 Security Solutions, Inc.
                               445 Park Avenue, Suite 1028
                               New York, New York 10022
                               Telecopier: 917-322-2105
                               Telephone:  (212) 829-5700

with copies to:                Olshan Grundman Frome Rosenzweig & Wolosky LLP
                               505 Park Avenue, 16th Floor
                               New York, New York 10022
                               Telecopier: (212) 980-7177
                               Telephone: (212) 451-2306
                               Attention: Sam Schwartz, Esq.

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if to Executive, to:           Corey M. Horowitz
                               1085 Park Avenue
                               New York, New York
                               Telephone: (212) 831-9333

or to such other address as the party to whom notice is to be given may have furnished to the other party or parties in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, (c) in the case of telecopy transmission, when received, and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

            SECTION 21. BINDING AGREEMENT; BENEFIT. The provisions of this Agreement will be binding upon, and will inure to the benefit of, the respective heirs, legal representatives, successors and assigns of the parties.

            SECTION 22. GOVERNING LAW. This Agreement will be governed by, construed and enforced in accordance with, the laws of the State of New York without giving effect to principles of conflicts of laws.

            SECTION 23. WAIVER OF BREACH. The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other breach.

            SECTION 24. ENTIRE AGREEMENT; AMENDMENTS. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings, whether written or oral, between the parties with respect thereto including, without limitation, the letter agreement, dated December 22, 2003, between the Company and Executive. This Agreement may be amended only by an agreement in writing signed by the parties.

            SECTION 25. SURVIVAL OF PROVISIONS. Neither the termination of this Agreement, nor of Executive's employment hereunder, shall terminate or affect in any manner any provisions of this Agreement that is intended by its terms to survive such termination, including, without limitation, the provisions of Sections 11, 13, 14, 15, 16 and 17.

            SECTION 26. HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            SECTION 27. ASSIGNMENT. This Agreement is personal in its nature and the parties shall not, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder.

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            SECTION 28. GENDER. Any reference to the masculine gender shall be deemed to include the feminine and neuter genders unless the context otherwise requires.

            SECTION 29. COUNTERPARTS. This Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Employment Agreement as of the date first written above.

                                      NETWORK-1 SECURITY SOLUTIONS, INC.


                                      By: /s/David C. Kahn
                                          ----------------------------------
                                          David C. Kahn, Chief Financial Officer


                                          /s/Corey M. Horowitz
                                          ----------------------------------
                                          Corey M. Horowitz

                                    EXHIBIT A

                             STOCK OPTION AGREEMENT

          STOCK OPTION AGREEMENT, dated as of November __, 2004, (this "Stock Option Agreement") by and between Network-1 Security Solutions, Inc., a Delaware corporation with principal executive offices a 445 Park Avenue, Suite 1028, New York, New York 10022 ("Network-1"), and Corey M. Horowitz, residing at 1085 Park Avenue, New York, New York 10128 ("Horowitz").

          WHEREAS, Network-1 and Horowitz propose to enter into a Employment Agreement of even date herewith (the "Employment Agreement") which provides for the continued employment of Horowitz as Chairman and Chief Executive Officer of Network-1 for a two (2) year term;

          WHEREAS, as part of the Employment Agreement, Network-1 shall issue options to purchase up to an aggregate of 1,500,000 shares of Common Stock which shall include this Option to purchase 1,100,000 shares of Common Stock and incentive stock options to purchase 400,000 shares of Common Stock issued under the Company's' Stock Option Plan.

          NOW THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein and in the Employment Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

     1.   Grant of Option.

          Network-1 hereby grants to Horowitz an irrevocable option (the "Option") to purchase, out of its authorized but unissued shares of Common Stock, 1,100,000 shares of Common Stock (the shares of Common Stock purchased or purchasable pursuant to the Option, subject to adjustment as set forth herein, being referred to as the "Option Shares"), at an exercise price per share equal to $.25 (such exercise price, subject to adjustment as set forth herein, being referred to as the "Exercise Price", or in the aggregate, the "Aggregate Exercise Price"). Horowitz and/or his transferees or assigns are hereinafter referred to as "Holder".

     2.   Term and Exercise of Option.

          The Option granted hereby may be exercised in whole or in part at any time from the date hereof through November 26, 2014 (the "Expiration Date") by Holder's presentation of this Option, with the Exercise Form attached hereto duly executed, at Network-1's office (or such office or agent of Network-1 as it may designate in writing to the Holder hereof by notice pursuant to Section 13 hereof), specifying the number of Option Shares as to which the Option is being exercised.

     3.   Issuance of Option Shares; Cashless Exercise

          (a) Upon surrender of the Option and payment of the Exercise Price as provided herein, Network-1 shall issue and deliver with all reasonable dispatch the certificate(s) for the Option Shares to or upon the written order of the Holder and in such name or names as the Holder may designate. Such certificate(s) shall represent the number of Option Shares issuable upon the exercise of the Option, together with a cash amount in respect of any fraction of a share otherwise issuable upon such exercise.

          (b) In lieu of paying the Aggregate Exercise Price in cash and/or upon exercise of the Option, the Holder may elect a "cashless exercise" in which event the Holder will receive upon exercise a reduced number of Option Shares equal to (i) the number of Option Shares that would be issuable pursuant to the Option upon payment of the Aggregate Exercise Price minus (ii) the number of Option Shares that have an aggregate Market Price (as defined below) equal to the Aggregate Exercise Price.

          (c) Unless otherwise provided herein, for purposes of any computations made in this Stock Option Agreement, "Market Price" per share of shares of Common Stock on any date shall be: (i) if the shares of Common Stock are listed or admitted for trading on any national securities exchange, the last reported sales price as reported on such national securities exchange; (ii) if the shares of Common Stock are not listed or admitted for trading on any national securities exchange, the average of the last reported closing bid and asked quotation for the shares of Common Stock as reported on the Nasdaq Stock Market's National Market ("NNM") or Nasdaq Stock Market's Small Cap Market ("NSM") or a comparable service if NNM or NSM are not reporting such information; (iii) if the shares of Common Stock are not listed or admitted for trading on any national securities exchange, NNM or NSM or a comparable system, the average of the last reported bid and asked quotation for the shares of Common Stock as quoted by a market maker in the shares of Common Stock (or if there is more than one market maker, the bid and asked quotation shall be obtained from two market makers and the average of the lowest bid and highest asked quotation shall be the "Market Price"); or (iv) if the shares of Common Stock are not listed or admitted for trading on any national securities exchange or NNM or quoted by NSM and there is no market maker in the shares of Common Stock, the fair market value of such shares as determined in good faith by the Board of Directors of Network-1.

          (d) Certificates representing the Option Shares shall be deemed to have been issued and the person so designated to be named therein shall be deemed to have become a holder of record of such Option Shares as of the date of the surrender of the Option and payment of the Aggregate Exercise Price as provided herein; notwithstanding that the transfer books for the Option Shares or other classes of stock purchasable upon the exercise of the Option shall then be closed or the certificate(s) for the Option Shares in respect of which the Option is then exercised shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise of the Option, Network-1 shall issue and deliver the certificate(s) for the Option Shares issuable upon such exercise, registered as requested. In the event that only a portion of the Option is exercised at any time prior to the close of business on the Expiration Date, a new option shall be issued to the Holder for the remaining number of Option Shares purchasable pursuant hereto. Network-1 shall cancel the Option when they are surrendered upon exercise.

          (e) Prior to due presentment for registration of transfer of the Option, Network-1 shall deem and treat the Holder as the absolute owner of the Option (notwithstanding any notation of ownership or other writing on this Option Agreement made by anyone other than Network-1) for the purpose of any exercise hereof or any distribution to the Holder and for all other purposes, and Network-1 shall not be affected by any notice to the contrary.

     4.   Lost, Stolen, or Mutilated Option

          In case this Option shall be mutilated, lost, stolen or destroyed, Network-1 shall issue and deliver, in exchange and substitution for and upon cancellation of the mutilated Option, or in lieu of and substitution for the Option lost, stolen or destroyed, a new Option of like tenor and representing an equivalent number of Option Shares purchasable upon exercise, but only upon receipt of evidence reasonably satisfactory to Network-1 of such mutilation, loss, theft or destruction of such Option and reasonable indemnity, if requested, also reasonably satisfactory to Network-1. No bond or other security shall be required from Holder in connection with the replacement by Network-1 of a lost, stolen or mutilated warrant certificate.

     5.   Rights Upon Expiration

          Unless the Option is surrendered and payment made for the Option Shares as herein provided before the close of business on the Expiration Date, this Option will become wholly void and all rights evidenced hereby will terminate after such time.

     6.   Exchange of Option

          This Option may be exchanged for a number of Options of the same tenor as this Option for the purchase in the aggregate of the same number of Option Shares of Network-1 as are purchasable upon the exercise of this Option, upon surrender hereof at the office of Network-1 with written instructions as to the denominations of the Options to be issued in exchange.

     7.   Adjustment for Certain Events

          (a) In case Network-1 shall at any time after the date hereof (i) declare a dividend on its shares of Common Stock payable in shares of Network-1's capital stock (whether in shares of Common Stock or of capital stock of any other class), (ii) subdivide its outstanding shares of Common Stock,
(iii) reverse split its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue any shares of Network-1's capital stock in a reclassification of shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which Network-1 is the continuing corporation), then, in each case, the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, reverse split or reclassification, and/or the number and kind of shares of capital stock issuable upon exercise of the Option on such date, shall be proportionately adjusted so that the holder of the Option exercised after such time shall be entitled to receive the aggregate number and kind of securities which, if such Option had been exercised immediately prior to such date, such Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, reverse split or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

          (b) In case Network-1 shall fix a record date for the making of a distribution to all holders Common Stock (including any such distribution made in connection with a consolidation or merger in which Network-1 is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of earnings, consolidated earnings, if Network-1 shall have one or more subsidiaries, or earned surplus, or dividends payable in Common Stock) or rights, options or warrants to subscribe for or purchase Common Stock, then, in each case, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the current Market Price for one share of Common Stock on such record date less the fair market value of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights, options or warrants applicable to one share of Common Stock, and of which the denominator shall be the current Market Price for one share of Common Stock. In the event that Network-1 and the Holder cannot agree as to such fair market value, such determination of fair market value shall be made by an appraiser who shall be mutually selected by Network-1 and the Holder, and the reasonable costs of such appraiser shall be borne by Network-1. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

          (c) No adjustment in the Exercise Price shall be required unless such adjustment would require a decrease of at least one cent ($0.01) in such price; provided, however, that any adjustment which by reason of this Section 7(c) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 7 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be, but in no event shall Network-1 be obligated to issue fractional shares of Common Stock or fractional portions of any securities issuable upon the exercise of the Option.

          (d) In the event that at any time, as a result of an adjustment made pursuant to Section 7 hereof, the Holder of the Option thereafter exercised shall become entitled to receive any shares of capital stock, options, warrants or other securities of Network-1 other than the shares of Common Stock, thereafter the number of such other shares of capital stock, options, warrants or other securities so receivable upon exercise of this Option shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in this Section 7, and the provisions of this Option Agreement with respect to the shares of Common Stock shall apply, to the extent applicable, on like terms to any such other shares of capital stock, options or warrants or other securities.

          (e) Upon each adjustment of the Exercise Price as a result of calculations made in this Section 7, the Option outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Option Shares (calculated to the nearest hundredth), obtained by (i) multiplying the number of Option Shares purchasable upon exercise of the Option immediately prior to such adjustment of the Exercise Price by the Exercise Price in effect immediately prior to such adjustment and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

          (f) In case of any capital reorganization of Network-1 or of any reclassification of shares of Common Stock (other than as a result of subdivision or combination) or in case of the consolidation of Network-1 with, or the merger of Network-1 into, any other corporation (other than a consolidation or merger in which Network-1 is the continuing corporation) or of the sale of the properties and assets of Network-1 as, or substantially as, an entirety, the Option shall, after such reorganization, reclassification, consolidation, merger or sale, be exercisable, upon the terms and conditions specified herein, for the number of shares of Common Stock or other capital stock, options or warrants or other securities or property to which a Holder (at the time of such reorganization, reclassification, consolidation, merger or sale) upon exercise of such Option would have been entitled upon such reorganization, reclassification, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth in this
Section 7(f) with respect to the rights and interests thereafter of the Holder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of Common Stock or other capital stock or options, warrants or other securities or property thereafter deliverable upon the exercise of the Option. The subdivision, reverse split or combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares shall not be deemed to be a reclassification of the Common Stock for the purposes of this Section 7(f).

          (g) In any case in which this Section 7 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, Network-1 may elect to defer until the occurrence of such event issuing to the Holder, if such Holder exercised any portion of this Option after such record date, shares of capital stock or other securities of Network-1, if any, issuable upon such exercise over and above the shares of Common Stock or other securities issuable, on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that Network-1 shall deliver to the holder a due bill or other appropriate instrument evidencing such Holder's right to receive such shares of Common Stock or other securities upon the occurrence of the event requiring such adjustment.

     8.   Fractional Shares

          Upon exercise of the Option, Network-1 shall not be required to issue fractional shares of Common Stock or other capital stock. In lieu of such fractional shares, the Holder shall receive an amount in cash equal to the same fraction of the (i) current Market Price of one whole share of Common Stock if clause (i), (ii) or (iii) in the definition of Market Price in Section 3(c) hereof is applicable or (ii) book value of one whole shares of Common Stock as reported in Network-1's most recent audited financial statements if clause (iv) in the definition of Market Price in Section 3 above is applicable. All calculations under Section 7 shall be made to the nearest cent.

     9.   Securities Act Legend

          The Holder shall not be entitled to any rights of a stockholder of Network-1 with respect to any Option Shares purchasable upon the exercise of this Option, including voting, dividend or dissolution rights, until such Option Shares have been paid for in full. As soon as practicable after such exercise, Network-1 shall deliver a certificate or certificates for the securities issuable upon such exercise, all of which shall be fully paid and nonassessable, to the person or persons entitled to receive the same; provided, however, that, if the Option Shares are not registered under the Securities Act, such certificate or certificates delivered to the Holder of the surrendered Option shall bear a legend reading substantially as follows:

          "These securities have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state and may not be sold or transferred in the absence of such registration or any exemption therefrom under such Act and laws, if applicable. Network-1, prior to permitting a transfer of these securities, may require an opinion of counsel or other assurances satisfactory to it as to compliance with or exemption from such Act and laws."

     10.  Transfer

          All or a portion of this Option may be transferred, sold or assigned by Holder without the consent of Network-1 provided, that, Holder provides Network-1 with evidence reasonably satisfactory to it that such transfer is not in violation of the Securities Act of 1933, as amended (the "Act"). With respect to any such transfer, sale or assignment, Holder shall execute and deliver to Network-1 the Form of Assignment attached hereto.

     11.  Taxes; Expenses

          Network-1 shall pay all taxes and expenses that may be payable in connection with the preparation, issuance and delivery of Options Shares under this Stock Option Agreement.

     12.  Notice of Adjustment

          (a) Upon any adjustment of the Exercise Price pursuant to Section 7 hereof, Network-1, within 30 calendar days thereafter, shall have on file for inspection by the Holder a certificate of the Board of Directors of Network-1 setting forth the Exercise Price after such adjustment, the method of calculation thereof in reasonable detail, the facts upon which such calculations were based and the number of Option Shares issuable upon exercise of the Option after such adjustment in the Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein.

          (b) In case:

          (i) Network-1 shall authorize the issuance to all holders of shares of Common Stock of rights, options, warrants or other securities to subscribe for or purchase capital stock of Network-1 or of any other subscription rights, options, warrants or other securities; or

          (ii) Network-1 shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets; or

          (iii) of any consolidation or merger to which Network-1 is a party and for which approval of any stockholders of Network-1 is required, of the conveyance or transfer of the properties and assets of Network-1 substantially as an entirety or of any capital reorganization or any reclassification of the shares of Common Stock (; or

          (iv) of the voluntary or involuntary dissolution, liquidation or winding up of Network-1; or

          (v) Network-1 proposes to take any other action which would require an adjustment of the Exercise Price pursuant to Section 7 above;

then, in each such case, Network-1 shall give to the Holder at its address appearing below at least 20 calendar days prior to the applicable record date hereinafter specified in (A), (B), or (C) below, by first class mail, postage prepaid, a written notice stating (A) the date as of which the holders of record of shares of Common Stock entitled to receive any such rights, options, warrants or distribution are to be determined or (B) the date on which any such consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up or (C) the date of such action which would require an adjustment of the Exercise Price. The failure to give the notice required by this Section 12 or any defect therein shall not affect the legality or validity of any such issuance, distribution, consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation, winding up or other action or the vote upon any such action.

          Except as provided herein, nothing contained herein shall be construed as conferring upon Holder the right to vote on any matter submitted to the stockholders of Network-1 for their vote or to receive notice of meetings of stockholders or the election of directors of Network-1 or any other proceedings of Network-1, or any rights whatsoever as a stockholder of Network-1.

     13.  Notices

          Any notice, request, demand or other communication pursuant to the terms of this Stock Option Agreement shall be in writing and shall be sufficiently given or made when delivered or mailed by first class or registered mail, postage-prepaid, to the following addresses:

If to Network-1:

                      Network-1 Security Solutions, Inc.
                      445 Park Avenue, Suite 1028
                      New York, New York 10022

with a copy to:

                      Olshan Grundman Frome Rosenzweig & Wolosky, LLP Park Avenue Tower
                      65 East 55th Street
                      New York, NY  10022
                      Attn:  Sam Schwartz, Esq.

If to Holder:

                      Corey M. Horowitz.
                      1085 Park Avenue
                      New York, New York  10128

     14.  Miscellaneous

          (a) Waiver. At any time the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein by the other party or (c) waive compliance with any of the agreements or conditions contained herein. No failure on the part of any party to exercise any power, right, privilege or remedy under this Stock Option Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Stock Option Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Stock Option Agreement, or any power, right, privilege or remedy under this Stock Option Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

          (b) Entire Agreement. Except as otherwise set forth in this Stock Option Agreement and the other documents referred to herein, collectively contain the entire understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior agreements and understandings, oral and written, with respect thereto.

          (c) Binding Effect; Benefit. This Stock Option Agreement shall inure to the benefit of and be binding upon the parties hereto and nothing in this Stock Option Agreement, expressed or implied, is intended to confer on any person or entity other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Stock Option Agreement.

          (d) Amendment and Modification. Subject to applicable law, this Stock Option Agreement may only be amended, modified and supplemented by a written agreement duly executed the parties hereto.

          (e) Further Actions. Network-1 shall use its best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereunder and to carry out the interest and purposes of this Stock Option Agreement, including, without limitation, using its reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental entities.

          (f) Applicable Law. This Stock Option Agreement and the legal relations between the parties hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of laws rules thereof.

          (g) Dispute Resolution. The parties hereto will use their best efforts to resolve by mutual agreement any disputes, controversies or differences that may arise from, under, out of or in connection with this Agreement. If any such disputes, controversies or differences cannot be settled between the parties hereto, they will be finally settled by final and binding arbitration to be conducted by an arbitration tribunal in New York City, New York, pursuant to the rules of the American Arbitration Association. The arbitration tribunal will consist of three arbitrators. The decision or award of the arbitration tribunal will be final, and judgment upon such decision or award may be entered in any competent court or application may be made to any competent court for judicial acceptance of such decision or award and an order of enforcement. In the event of any procedural matter not covered by the aforesaid rules, the procedural law of New York will govern. The prevailing party in arbitration shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

          (h) Severability. Any term or provision of this Stock Option Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Stock Option Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

          (i) Non-exclusivity. The rights and remedies of Network-1 and Holder under this Stock Option Agreement are not exclusive of or limited by any other rights or remedies which either of them may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative and not alternative.

          IN WITNESS WHEREOF, an authorized officer of Network-1 has signed and delivered this Option as of the date first written above.

                                     NETWORK-1 SECURITY SOLUTIONS, INC.



                                     By: ___________________________

                              ELECTION TO EXERCISE

(To be executed by the registered holder if such holder desires to exercise the within Option)

To:    NETWORK-1 SECURITY SOLUTIONS, INC.
       445 Park Avenue, Suite 1028
       New York, New York  10022

The undersigned hereby (1) irrevocably elects to exercise its right to exercise _____ shares of Common Stock covered by the within Option, (2) makes payment in full of the Exercise Price by enclosure of a certified check or (3) elects a cashless exercise, (4) requests that certificates for such shares be issued in the name of:

Please print name, address and Social Security or Tax Identification Number:

________________________________________________

________________________________________________

________________________________________________

and (5) if said number of shares shall not be all the shares evidenced by the within Option, requests that a new Option Agreement for the balance of the shares covered by the within Option be registered in the name of, and delivered to:

Please print name and address:

________________________________________________

________________________________________________

________________________________________________

In lieu of receipt of a fractional shares of Common Stock, the undersigned will receive a check representing payment therefor.

Dated:  _____________________

                                             By: ______________________________

                                                 ______________________________

                               FORM OF ASSIGNMENT

          FOR VALUE RECEIVED ___________________ , hereby sells, assigns and transfers to ________________ (Social Security or I.D. No._______________ ) the
within Option, or that portion of this Option purchasable for ________ shares of Common Stock together with all rights, title and interest therein, and does hereby irrevocably constitute and appoint ______________ attorney to transfer such Option on the register of Network-1 Security Solutions, Inc., with full power and substitution.

                                             _________________________________
                                                        (Signature)

Dated: ___________, 20__

Signature Guaranteed:

____________________

                                    EXHIBIT A

                       NETWORK-1 SECURITY SOLUTIONS, INC.

                             INCENTIVE STOCK OPTION





                                         Date of Grant: November __, 2004



To:  Corey M. Horowitz
     1085 Park Avenue
     New York, New York  10128


          You are hereby granted an option (the "Option"), effective as of the date hereof, to purchase 400,000 shares of Common Stock, par value $.01 per share ("Common Stock"), of Network-1 Security Solutions, Inc. (the "Company") at an exercise price of $.68 per share (the "Exercise Price") pursuant to the Company's Stock Option Plan, as amended (the "Plan"). Your Exercise Price is intended to equal at least the fair market value of the Company's Common Stock as of the date hereof; provided, however, that if, at the time this Option is granted, you own stock possessing more than 10% of the total combined voting power of all shares of stock of the Company or any parent or subsidiary (an "Affiliate") of the Company (a "10% Shareholder"), your Exercise Price is intended to be at least 110% of the fair market value of the Company's Common Stock as of the date hereof.

          Your Option shall vest over a one (1) year period as follows: (i) 200,000 shares on the date hereof; and (ii) 200,000 shares on the one year anniversary from the date hereof.

          In the event of (i) a "change of control" (as hereinafter defined) of the Company occurs at any time prior to the Expiration Date (as hereinafter defined), your Option may, from and after such date, and notwithstanding the second paragraph of this Option, be exercised for up to 100% of the total number of shares then subject to the Option minus the number of shares previously purchased upon exercise of the Option (as adjusted for any changes in the outstanding Common Stock by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Compensation Committee or Board of Directors deems in its sole discretion to be similar circumstances).

          A "Change of Control" shall be deemed to have occurred upon the happening of any of the following events:(i) the shareholders of the Company approve a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or consummate the sale or disposition by the Company of all or substantially all of the Company's assets (other than to a subsidiary or subsidiaries) or (ii) any other event deemed to constitute a "Change of Control" by the Board of Directors of the Company.

          In lieu of paying the Exercise Price in cash and/or upon exercise of the Option, you may elect a "cashless exercise" in which event you will receive upon exercise a reduced number of shares equal to (i) the number of shares that would be issuable pursuant to this Option upon payment of the Exercise Price minus (ii) the number of shares that have an aggregate Market Price (as defined below) equal to the Exercise Price.

          For purposes of this Option "Market Price" per share of Common Stock on any date shall be: (i) if the Common Stock is listed or admitted for trading on any national securities exchange, the last reported sales price as reported on such national securities exchange; (ii) if the Common Stock is not listed or admitted for trading on any national securities exchange, the last reported closing price for the Common Stock as reported on the Nasdaq Stock Market's National Market ("NNM") or Nasdaq Stock Market's Small Cap Market ("NSM") or a similar service if NNM or NSM are not reporting such information; (iii) if the Common Stock is not listed or admitted for trading on any national securities exchange, NNM or NSM or a similar service, the average of the last reported bid and asked quotation for the Common Stock as quoted by a market maker in the Common Stock (or if there is more than one market maker, the bid and asked quotation shall be obtained from two market makers and the average of the lowest bid and highest asked quotation shall be the "Market Price"); or (iv) if the Common Stock is not listed or admitted for trading on any national securities exchange or NNM or quoted by NSM and there is no market maker in the Common Stock, the fair market value of such shares as determined in good faith by the Board of Directors of the Company.

          The shares subject to this Option shall be adjusted for any change in the outstanding shares of the Common Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Compensation Committee deems in its sole discretion to be similar circumstances. No fractional shares shall be issued or delivered.

          This Option shall terminate and is not exercisable after the expiration of five years from the date of its grant (five years from the date of grant rather than ten years from the time of the grant, because you are a 10% Shareholder), except if terminated earlier as hereinafter provided (the "Expiration Date").

          You may exercise your option as set forth in Section 7 of the Plan.

          If the Company's Common Stock has not been registered under Section 12 of the Securities Exchange Act of 1934, the exercise of your Option will not be effective unless and until you execute and deliver to the Company a Stock Restriction Agreement, in the form on file in the office of the Secretary of the Company.

          Your Option will, to the extent not previously exercised by you, terminate one (1) year after the date on which your employment by the Company or Affiliate of the Company is terminated, whether such termination is voluntary or not, whether by reason of disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder, or death. After the date your employment is terminated, as aforesaid, you may exercise this Option only for the number of shares which you had a right to purchase and did not purchase on the date your employment terminated. If you are employed by an Affiliate of the Company, your employment shall be deemed to have terminated on the date your employer ceases to be an Affiliate of the Company, unless you are on that date transferred to the Company or another Affiliate of the Company. Your employment shall not be deemed to have terminated if you are transferred from the Company to an Affiliate, or vice versa, or from one Affiliate to another Affiliate.

          If you die while employed by the Company or an Affiliate of the Company, your legatee(s), distributee(s), executor(s) or administrator(s), as the case may be, may, at any time within one (1) year after the date of your death, exercise the Option as to any shares which you had a right to purchase and did not purchase during your lifetime. If your employment with the Company, or an Affiliate is terminated by reason of your becoming disabled (within the meaning of Section 22(e)(3) of the Code and the regulations thereunder), you or your legal guardian or custodian may at any time within one (1) year after the date of such termination, exercise the Option as to any shares which you had a right to purchase and did not purchase prior to such termination. Your legatee, distributee, executor, administrator, guardian or custodian must present proof of his authority satisfactory to the Company prior to being allowed to exercise this Option.

          This Option is not transferable otherwise than to an affiliated entity or by will or the laws of descent and distribution, and is exercisable during your lifetime only by you, including, for this purpose, your legal guardian or custodian in the event of disability. Until the Option Price has been paid in full pursuant to due exercise of this Option and the purchased shares are delivered to you, you do not have any rights as a shareholder of the Company. The Company reserves the right not to deliver to you the shares purchased by virtue of the exercise of this Option during any period of time in which the Company deems, in its sole discretion, that such delivery would violate a federal, state, local or securities exchange rule, regulation or law.

          The following paragraph shall be applicable if, on the date of exercise of this Option, the Common Stock to be purchased pursuant to such exercise has not been registered under the Securities Act of 1933, as amended, and under applicable state securities laws, and shall continue to be applicable for so long as such registration has not occurred:

          You hereby agree, warrant and represent that you will acquire the Common Stock to be issued hereunder for your own account for investment purposes only, and not with a view to, or in connection with, any resale or other distribution of any of such shares, except as hereafter permitted. You further agree that you will not at any time make any offer, sale, transfer, pledge or other disposition of such Common Stock to be issued hereunder without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company to the effect that the proposed transaction will be exempt from such registration. You shall execute such instruments, representations, acknowledgements and agreements as the Company may, in its sole discretion, deem advisable to avoid any violation of federal, state, local or securities exchange rule, regulation or law; (b) The certificates for Common Stock to be issued to you hereunder shall bear the following legend:

                    "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under applicable state securities laws. The shares have been acquired for investment and may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Company that the proposed transaction will be exempt from such registration."

          The foregoing legend shall be removed upon registration of the legended shares under the Securities Act of 1933, as amended, and under any applicable state laws or upon receipt of any opinion of counsel acceptable to the Company that said registration is no longer required.

          The sole purpose of the agreements, warranties, representations and legend set forth in the two immediately preceding paragraphs is to prevent violations of the Securities Act of 1933, as amended, and any applicable state securities laws.

          It is the intention of the Company and you that this option shall, if possible, be an "Incentive Stock Option" as that term is used in Section 422 of the Code and the regulations thereunder. In the event this Option is in any way inconsistent with the legal requirements of the Code or the regulations thereunder for an "Incentive Stock Option" this Option shall be deemed automatically amended as of the date hereof to conform to such legal requirements, if such conformity may be achieved by amendment.

          This Option shall be subject to the terms of the Plan in effect on the date this Option is granted, which terms are hereby incorporated herein by reference and made a part hereof. In the event of any conflict between the terms of this Option and the terms of the Plan in effect on the date of this Option, the terms of the Plan shall govern. This Option constitutes the entire understanding between the Company and you with respect to the subject matter hereof and no amendment, modification or waiver of this Option, in whole or in part, shall be binding upon the Company unless in writing and signed by an appropriate officer of the Company. This Option and the performances of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflict of law.

          Please sign the copy of this Option and return it to the Company, thereby indicating your understanding of and agreement with its terms and conditions.

                                        NETWORK-1 SECURITY SOLUTIONS, INC.



                                        By: _______________________________
                                            David Kahn
                                            Chief Financial Officer

                                    EXHIBIT B



                    Calculation of CMH Derivative Percentage
                    ----------------------------------------

Common Stock                                                          15,012,572

Warrants (issued in Preferred E financing)                               500,000

Other Warrants                                                           878,686

Options under Stock Option Plan                                        3,272,370

Total Fully Diluted (excluding 1,352,048 Warrants issued
in Preferred D financing)                                             19,663,628

CMH/Corey Horowitz Options/Warrants                                    4,538,345

CMH Derivative Percentage                                                 23.08%

                List of CMH/Corey Network-1 Options and Warrants
                ------------------------------------------------

Owner/Type   Date of Grant       Number            Vested       Exercise Price      Expiration
----------   -------------       ------            ------       --------------      ----------
Corey/Option   10/20/98           20,000           20,000            $6.00            10/20/08

Corey/Option    6/22/99           10,000           10,000             3.75             6/22/09

Corey/Option   10/25/99            7,500            7,500             4.25            10/25/09

Corey/Warrant  12/12/99           85,220           85,220             1.00            12/12/04

Corey/Option    9/19/00            5,000            5,000             5.50             9/19/10

Corey/Option    1/19/01           10,625                0(1)        3.0625             1/19/11

CMH/Warrant     7/11/01          300,000          300,000             0.70             7/11/11

CMH/Warrant    10/08/01          250,000          250,000             1.48            10/08/07

CMH/Option      4/18/02          750,000          500,000(2)          1.20             4/18/07

Corey/Option   12/22/03        1,084,782          434,782(3)          0.23            12/22/08

Corey/Option   12/22/03          515,218          515,218             0.13            12/22/08

Corey/Option   11/26/04        1,100,000        1,100,000             0.25            11/26/04

Corey/Option   11/26/04          400,000          200,000             0.68            11/26/09
             ----------------------------
                      Total    4,538,345

--------
1. 50% will vest if the stock price reaches $10 and 50% if the stock price reaches $15.
2.     an additional 250,000 will vest on 4/18/05.
3.     an additional 250,000 will vest on 12/22/04, 200,000 on 12/22/05 and
       200,000 on 12/22/06.
4.     an additional 200,000 will vest on 11/26/05.